UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Solomon Technologies, Inc.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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☐
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SOLOMON TECHNOLOGIES, INC.

14 Commerce Drive
Danbury, CT 06810

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MARCH  24, 2009

The Special Meeting of Stockholders (the “Special Meeting”) of Solomon Technologies, Inc. (the “Company”) will be held on Tuesday, March 24, 2009, at 1 p.m. (Eastern Standard Time). The meeting will take place at:

Hilton Hartford
315 Trumbull Street
Hartford, Connecticut 06103

The purposes of the Special Meeting are:

(a)
To authorize the Board of Directors to effect, in its discretion prior to July 1, 2009, a reverse stock split of the issued and outstanding shares of Common Stock of Solomon at a reverse stock split ratio of 1-for-100;

(b)
To authorize the Board of Directors to effect a change in the name of the Company from Solomon Technologies, Inc.  to Technipower Systems, Inc., or such other name as the Board of Directors of the Company may elect; and

(c)	To approve corresponding amendments to the Company’s Certificate of Incorporation, as amended, in the form attached to this Proxy Statement as Appendix A .

The close of business on February 9, 2009, is the record date for determining stockholders entitled to vote at the Special Meeting. Only holders of Solomon Technologies, Inc. Common Stock as of the record date are entitled to vote on the proposal described in this Notice of Special Meeting of Stockholders and the accompanying Proxy Statement.

You can vote your shares using one of the following methods:

•
Follow the instructions on the proxy card or voting instruction card and submit your proxy (i) via the Internet, (ii) by telephone or (iii) by completing and signing the written proxy card or voting instruction card and returning it in the enclosed pre-addressed reply envelope;

•	Attend and vote at the Special Meeting.

Whether or not you plan to attend the Special Meeting in person, please promptly submit your proxy by telephone, Internet or mail by following the instructions found on your proxy card. Any holder of record who is present at the Special Meeting may vote in person instead of by proxy, thereby canceling any previous proxy.

SOLOMON TECHNOLOGIES, INC.

Richard A. fisher
Assistant Corporate Secretary

February 9, 2009

SOLOMON TECHNOLOGIES, INC.

14 Commerce Drive
Danbury, CT 06810

PROXY STATEMENT

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Solomon Technologies, Inc., a Delaware corporation (“Solomon” or the “Company”), for use at a Special Meeting of the Company’s stockholders (the “Special Meeting”) to be held on Tuesday, March 24, 2009 at the Hilton Hartford, 315 Trumbull Street, Hartford, Connecticut 06103, commencing at 1 p.m. (Eastern Standard Time), and at any adjournment or postponement thereof, for the purpose of considering and acting upon the matters set forth in this Proxy Statement.

Recommendations of the Board of Directors

Reverse Split. The Board of Directors recommends that you vote FOR the approval of the Company’s proposal to authorize the Board of Directors to effect, in its discretion prior to July 1, 2009, a reverse stock split of the issued and outstanding shares of Common Stock of Solomon at a reverse stock split ratio of 1-for-100 and for the approval of a corresponding amendment to Solomon’s Certificate of Incorporation, as amended, in the form attached to this Proxy Statement as Appendix A to effect the reverse stock split, subject to the Board of Directors’ authority to abandon such amendment.

Change of Name. The Board of Directors recommends that you vote FOR the approval of the Company’s proposal to authorize the Board of Directors to change the name of the Company from Solomon Technologies, Inc. to Technipower Systems, Inc. or such other name as the Board of Directors of the Company may elect, and for the approval of a corresponding amendment to Solomon’s Certificate of Incorporation, as amended, in the form attached to this Proxy Statement as Appendix A to effect the change of name.

Submitting Your Proxy

Solomon stockholders should submit their proxy or voting instructions as soon as possible.

If you are submitting your proxy by mail, please complete and return the proxy card. In order to assure that your proxy is received in time to be voted at the Special Meeting, the proxy card must be completed in accordance with the instructions on it and received prior to the Special Meeting. If you are submitting your proxy by telephone, follow the “Vote by telephone” instructions on the Electronic Voting Instructions section of the enclosed proxy card. If you are submitting your proxy by Internet, follow the “Vote by Internet” instructions on the Electronic Voting Instructions section of the enclosed proxy card. In either case, in order to assure that your proxy is counted, you must submit it prior to 1:00 a.m., Eastern Standard Time, on March 24, 2009. If your Solomon Common Stock is held in “street name,” you should submit your proxy in accordance with the instructions on the proxy or voting instruction card as provided by the bank, brokerage firm or other nominee that holds Solomon Common Stock on your behalf.

THE PROPOSALS

The Company is asking stockholders to:

•
Authorize the Board of Directors to effect, in its discretion prior to July 1, 2009, a reverse stock split of the issued and outstanding shares of Common Stock of Solomon at a reverse stock split ratio of 1-for-100;

•
Authorize the Board of Directors to effect a change in the name of the Company from Solomon Technologies, Inc.  to Technipower Systems, Inc., or such other name as the Board of Directors of the Company may elect; and

•	Approve corresponding amendments to the Company’s Certificate of Incorporation, as amended, in the form attached to this Proxy Statement as Appendix A .

If the stockholders approve this proposal, the Board of Directors would effect the reverse stock split and cause an Amendment to the Company’s Certificate of Incorporation, to be filed with the Secretary of State of the State of Delaware only if the Board of Directors determines that the reverse stock split would be in the best interests of the Company and its stockholders. The Board of Directors may determine in its discretion not to effect the reverse stock split and to file an Amendment only with respect to the name change.

PROPOSAL I -- REVERSE SPLIT

Background

As of February 9, 2009, the Company had 298,567,809 shares of Common Stock issued and outstanding. The closing price of Solomon Common Stock on the Over-the-Counter Bulletin Board on February 6, 2009, was $.01, and over the prior 52 weeks our stock price has ranged from $0.25 to $0.0058 per share.

Purpose of the Reverse Stock Split

The Board of Directors believes that it is in the best interests of the Company and its stockholders to reduce the number of issued and outstanding shares through a reverse stock split. Immediately following the completion of the reverse stock split, the number of shares of Solomon Common Stock issued and outstanding will be reduced proportionately based on the reverse stock split ratio of 1-for-100. The number of shares of treasury stock available to the Company for issuance in the future will remain at 500,000,000, the same number of shares that were authorized for issuance before the reverse split.

The Board of Directors believes implementing a reverse stock split is likely to increase the market price for the Solomon Common Stock because fewer shares will be outstanding. The Board of Directors further believes that the increased market price of Solomon Common Stock expected as a result of implementing the reverse stock split may improve marketability and liquidity of the Solomon Common Stock and may encourage interest and trading in Solomon Common Stock.

For example, the Board of Directors believes that some institutional investors and investment funds are reluctant to invest, and in some cases may be prohibited from investing, in lower-priced stocks and that brokerage firms may be reluctant to recommend lower-priced stocks to their clients. Further, brokerage commissions, as a percentage of the total transaction, tend to be higher for lower-priced stocks. As a result, certain investors may also be dissuaded from purchasing lower-priced stocks. A higher stock price after the reverse stock split may reduce this concern.

Board Discretion to Implement the Reverse Stock Split

No further action on the part of stockholders will be required to either implement or abandon the reverse stock split. If the proposal is approved by stockholders and the Board of Directors decides to implement the reverse stock split, Solomon would communicate to the public, prior to the effective date of the reverse stock split, additional details regarding the reverse stock split. The Board of Directors reserves the right to elect not to proceed with the reverse stock split if it determines, in its sole discretion, that the proposal is no longer in the best interests of the Company or its stockholders.

Certain Risks Associated with the Reverse Stock Split

There can be no assurance that following the reverse stock split the market price of Solomon Common Stock will increase in proportion to the reduction in the number of shares of Solomon Common Stock issued and outstanding before the proposed reverse stock split. The total market capitalization of Solomon Common Stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split for reasons unrelated to the reverse stock split.

Determination of Reverse Stock Split Ratio

        In determining the reverse stock split ratio, the board of directors considered numerous factors, including:

•	the historical and projected performance of our common stock and volume level before and after the reverse stock split;
•	the impact of the reverse split on our ability to raise additional equity capital;
•	prevailing market conditions;
•	general economic and other related conditions prevailing in our industry and in the marketplace generally;
•
the projected impact of the selected reverse stock split ratio on trading liquidity in our common stock and our potential in the future to list our Common Stock on the NASDAQ or American Stock Exchange;

•	our capitalization (including the number of shares of our common stock issued and outstanding);
•	the prevailing trading price for our common stock and the volume level thereof; and
•	potential devaluation of our market capitalization as a result of a reverse stock split.

Impact of the Proposed Reverse Stock Split if Implemented

The reverse stock split would affect all of Solomon’s stockholders uniformly and would not affect any stockholder’s percentage ownership interests or proportionate voting power except to the extent that a stockholder’s ownership is increased by rounding up the number of shares issued to the next whole share. See “Fractional Shares”, below. The other principal effects of our reverse stock split would be that:

•	the number of issued and outstanding shares of Solomon Common Stock will be reduced proportionately based on the reverse stock split ratio;

•	the number of authorized shares of Solomon Common Stock will not be reduced proportionately based on the reverse stock split ratio;

•	the number of authorized shares of Solomon Common Stock will remain at 500,000,000 shares;

•
the per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of Solomon Common Stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested stock units will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon the exercise of such option awards will be reduced proportionately following the reverse stock split;

•
the number of shares reserved for issuance and any maximum number of shares with respect to which equity awards may be granted to any participant under the Company’s equity-based compensation plans will be reduced proportionately based on the reverse stock split ratio; and

•
the reverse stock split will likely increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots may experience an increase in the cost of selling their shares and may have greater difficulty in executing sales.

Although the number of outstanding shares of Solomon Common Stock would decrease following the proposed reverse stock split, the Board of Directors does not intend for the reverse stock split to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Securities Exchange Act of 1934.

Fractional Shares

No fractional shares of common stock will be issued in connection with the reverse stock split. If, as a result of the reverse stock split, a stockholder would otherwise hold a fractional share, the stockholder will receive one whole share instead of the fractional share.

Effect on Registered and Beneficial Stockholders

Upon the reverse stock split, we intend to treat stockholders holding shares of Solomon Common Stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as registered stockholders whose shares of Solomon Common Stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding shares of Solomon Common Stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the reverse stock split. If you hold your shares of Solomon Common Stock with a bank, broker or other nominee, and if you have any questions in this regard, we encourage you to contact your nominee.

Effect on Registered “Book-Entry” Stockholders

The Company’s registered stockholders may hold some or all of their shares electronically in book-entry form. These stockholders will not have stock certificates evidencing their ownership of Solomon Common Stock. They are, however, provided with a statement reflecting the number of shares of Solomon Common Stock registered in their accounts.

•
If you hold registered shares of Solomon Common Stock in a book-entry form, you do not need to take any action to receive your post-reverse stock split shares of Solomon Common Stock in registered book-entry form.

•
If you are entitled to post-reverse stock split shares of Solomon Common Stock, a transaction statement will automatically be sent to your address of record as soon as practicable after the effective date of the reverse stock split indicating the number of shares of Solomon Common Stock you hold.

Effect on Registered Certificated Shares

Some registered stockholders hold their shares of Solomon Common Stock in certificate form or a combination of certificate and book-entry form. If any of your shares of Solomon Common Stock are held in certificate form, you will receive a transmittal letter from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-reverse stock split shares of Solomon Common Stock for a new certificate.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Accounting Consequences

The par value per share of Solomon Common Stock will remain unchanged at $0.001 per share after the reverse stock split. As a result, on the effective date of the reverse stock split, the stated capital on the Company’s balance sheet attributable to Solomon Common Stock will be reduced proportionately based on the final reverse stock split ratio determined by the Board of Directors, from its present amount, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. The shares of Solomon Common Stock held in treasury, however, will not be reduced proportionately based on the reverse stock split ratio. Rather, the number of shares of Common Stock authorized for issuance will remain at 500,000,000. After the reverse stock split, net income or loss per share, and other per share amounts will be increased because there will be fewer shares of Solomon Common Stock outstanding. In future financial statements, net income or loss per share and other per share amounts for periods ending before the reverse stock split would be recast to give retroactive effect to the reverse stock split. As described above under “Impact of the Proposed Reverse Stock Split If Implemented,” the per share exercise price of outstanding option awards would increase proportionately, and the number of shares of Solomon Common Stock issuable upon the exercise of outstanding options and upon the vesting of unvested stock unit awards would decrease proportionately, in each case based on the final reverse stock ratio. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

Stockholders will not have dissenters’ or appraisal rights under Delaware corporate law or under the Company’s Certificate of Incorporation, as amended, in connection with the proposed reverse stock split.

Procedure for Effecting Reverse Stock Split

If the stockholders approve the proposal and the Board of Directors decides to implement the reverse stock split, the reverse stock split will become effective at the time and on the date of the filing of, or at such later time as is specified in, the Amendment to the Company’s Certificate of Incorporation, as amended, which is referred to as the effective date of the reverse stock split. Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares of Solomon Common Stock will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares of Solomon Common Stock.

Federal Income Tax Consequences of the Reverse Stock Split

The following is a discussion of certain material U.S. federal income tax consequences of the reverse stock split. This discussion is included for general information purposes only and does not purport to address all aspects of U.S. federal income tax law that may be relevant to stockholders in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), and current Treasury regulations, administrative rulings and court decisions, all of which are subject to change, possibly on a retroactive basis, and any such change could affect the continuing validity of this discussion.

All stockholders are urged to consult with their own tax advisors with respect to the tax consequences of the reverse stock split. This discussion does not address the tax consequences to stockholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, partnerships, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary also assumes that the pre-reverse stock split shares were, and the post-reverse stock split shares will be, held as a “capital asset,” as defined in Section 1221 of the Code.

As used herein, the term “U.S. holder” means a holder that is, for U.S. federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States or any political subdivision thereof;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust (A) if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “U.S. persons” (as defined in the Code) have the authority to control all substantial decisions of the trust or (B) that has a valid election in effect to be treated as a U.S. person.

No gain or loss should be recognized by a stockholder upon the exchange of pre-reverse stock split shares for post-reverse stock split shares. The aggregate tax basis of the post-reverse stock split shares will be the same as the aggregate tax basis of the pre-reverse stock split shares exchanged in the reverse stock split. A stockholder’s holding period in the post-reverse stock split shares will include the period during which the stockholder held the pre-reverse stock split shares exchanged in the reverse stock split.

Vote Required for Approval

The affirmative vote of holders of a majority of the issued and outstanding shares of Solomon Common Stock entitled to vote at the Special Meeting is required to approve the Company’s proposal to (i) authorize the Board of Directors to effect the reverse stock split and (ii) approve the corresponding amendment to the Certificate of Incorporation, as amended, subject to the Board of Directors’ authority to abandon such amendment.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

PROPOSAL II -- CHANGE OF NAME

Background

Over the past several years, the Company has expanded the scope of its business through acquisitions. Although the Motive Power Division that was the Company’s historical business is still central to the Company’s operations, its Power Electronics Division through its subsidiary Technipower LLC generates substantially all of its income at the present time. Moreover, the Company intends to develop and market alternative and renewable energy products, and its current name does not provide any insight into the fact that the Company primarily competes in the energy marketplace. Accordingly, the Company believes that it is appropriate at this time to change its name to Technipower Systems, Inc. or, at the discretion of the Board of Directors, to another name that more accurately reflects the combined scope of the Company’s Power Electronics and Motive Power Divisions' current and planned operations.

Vote Required for Approval

The affirmative vote of holders of a majority of the issued and outstanding shares of Solomon Common Stock entitled to vote at the Special Meeting is required to approve the Company’s proposal to (i) authorize the Board of Directors to effect the change of name and (ii) approve the corresponding amendment to the Certificate of Incorporation, as amended.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP

Security Ownership of the Board of Directors and Executive Officers

The following table sets forth information concerning the beneficial ownership of Solomon Common Stock as of February 9, 2009, for each current director and officer of the Company and for all current directors and executive officers as a group.

NAME AND ADDRESS OF	NUMBER OF SHARES		PERCENTAGE OF
BENEFICIAL OWNER	BENEFICIALLY OWNED		COMMON STOCK
Gary M. Laskowski Chairman of the Board and Vice President	24,930,222	(1)	8.4%
Peter W. DeVecchis President	1,770,000	(2)	* %
Samuel F. Occhipinti Chief Financial Officer	525,000	(3)	* %
Jonathan D. Betts Director	5,087,665	(4)	1.7%
Michael A. D’Amelio Director	38,187,261	(5)	12.8%
Kenneth M. Przysiecki Director	3,865,000	(6)	1.3%
D. Shannon LeRoy Director	3,688,730	(7)	1.2%
Glen Wegner Director	6,750,000	(8)	2.3%
All Executive Officers and Directors as a Group (8 persons)	84,803,878		28.4%

*	Less than one percent based on a total of 298,567,809 shares issued and outstanding on February 9, 2009.

(1)
Includes 498,217 shares of common stock owned by Woodlaken LLC and 440,479 shares of common stock issuable upon conversion of $130,440 aggregate principal amount of senior secured notes held by Woodlaken, and $23,727.91 of accrued interest thereon as of September 30, 2007, that is convertible into common stock at a price of $0.35 per share. Mr. Laskowski and Jonathan D. Betts, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Mr. Laskowski disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 167,826 shares of common stock owned by Bril Corporation Profit Sharing Plan & Trust, of which Mr. Laskowski is one of several participants. Mr. Laskowski disclaims beneficial ownership of the securities owned by Bril Profit Sharing Plan & Trust, except to the extent of his pecuniary interest herein. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. Laskowski at an exercise price of $0.55 per share that expire in July 2014. Also includes 184,024 shares of common stock owned by Mr. Laskowski’s wife and 100,000 shares of common stock owned by Mr. Laskowski’s son. Also includes 10,000,000 shares of Common Stock issuable upon exercise of options granted to Mr. Laskowski at an exercise price of $.003 per shares that expire on June 30, 2013.

(2)
Includes 100,000 shares of Common Stock issuable upon exercise of options granted to Mr. DeVecchis at an exercise price of $2.09 per share that expire in September 2011 and 100,000 shares of Common Stock issuable upon exercise of options granted to Mr. DeVecchis at an exercise price of $1.45 per share that expire in November 2011. Includes 1,000,000 shares of Common Stock issuable upon exercise of options granted to Mr. DeVecchis at an exercise price of $.0068 per shares that expire on December 31, 2013.

(3)
Includes 75,000 shares of Common Stock issuable upon exercise of options granted to Mr. Occhipinti at an exercise price of $1.45 per share that expire in November 2011. Also includes 100,000 shares of Common Stock issuable upon exercise of options granted to Mr. Occhipinti at an exercise price of $0.22 per share that expire in June 2012.

(4)
Includes 498,218 shares of Common Stock owned by Woodlaken LLC. Mr. Betts and Gary Laskowski, the managers of Woodlaken, possess voting and dispositive power for the securities held by Woodlaken. Also includes 440,479 shares of common stock issuable upon conversion of $130,440 aggregate principal amount of senior secured notes held by Woodlaken, and $23,727.91 of accrued interest thereon as of September 30, 2007, that is convertible into common stock at a price of $0.35 per share. Mr. Betts disclaims beneficial ownership of the securities owned by Woodlaken except to the extent of his pecuniary interest therein. Also includes 64,996 shares of Common Stock owned by International Capital Partners LLC. Mr. Betts is the managing member of International Capital Partners LLC. Mr. Betts disclaims beneficial ownership of the securities owned by International Capital Partners LLC except to the extent of his pecuniary interest therein. Also includes 167,106 shares of Common Stock owned by Bril Profit Sharing Plan & Trust, of which Mr. Betts is one of several participants. Mr. Betts disclaims beneficial ownership of the securities owned by Bril Profit Sharing Plan & Trust, except to the extent of his pecuniary interest therein. Also includes 25,000 shares of Common Stock issuable upon exercise of options granted to Mr. Betts at an exercise price of $0.55 per share that expire in July 2014. Also includes 323,300 shares of Common Stock owned by Mr. Betts’ wife and 55,097 shares owned by Mr. Betts’ minor daughter. Also includes 1,000,000 shares of Common Stock issuable upon exercise of options granted to Mr. Betts at an exercise price of $.03 per shares that expire on June 30, 2013. Also includes 2,500,000 shares of Common Stock issuable upon exercise of options granted to Mr. Betts at an exercise price of $.0068 per shares that expire on December 31, 2013.

(5)
Includes 1,604,826 shares of common stock owned by JMC Venture Partners, 1,976,633 shares of common stock owned by Jezebel Management Corporation, 2,340,375 shares of common stock issuable upon conversion of $695,400 in aggregate principal amount of senior secured notes held by Jezebel, and $123,731.53 of accrued interest thereon as of September 30, 2007, that is convertible into common stock at a price of $0.35 per share. Mr. D’Amelio is a partner in JMC Venture Partners and owns 100% of Jezebel Management Corporation. Also includes 25,000 shares of common stock issuable upon exercise of options granted to Mr. D’Amelio at an exercise price of $0.55 per share that expire in July 2014. Also includes 11,000,000 shares of Common Stock issuable upon exercise of options granted to Mr. D’Amelio at an exercise price of $.03 per shares that expire on June 30, 2013.

(6)	Includes 2,500,000 shares of Common Stock issuable upon exercise of options granted to Mr. Przysiecki at an exercise price of $.0068 per shares that expire on December 31, 2013.

(7)	Includes 2,500,000 shares of Common Stock issuable upon exercise of options granted to Mr. LeRoy at an exercise price of $.0068 per shares that expire on December 31, 2013.

(8)
Includes 3,000,000 shares of Common Stock issuable upon exercise of options granted to Mr. Wegner at an exercise price of $.03 per shares that expire on June 30, 2013. Includes 2,500,000 shares of Common Stock issuable upon exercise of options granted to Mr. Wegner at an exercise price of $.0068 per shares that expire on December 31, 2013.

OTHER MATTERS

The Board of Directors knows of no matters other than those described in this Proxy Statement that are likely to come before the Special Meeting.

BY ORDER OF THE BOARD OF DIRECTORS,

RICHARD A. FISHER
  Assistant Secretary

February 9, 2009

APPENDIX A

AMENDMENT
to the
CERTIFICATE OF INCORPORATION
of
SOLOMON TECHNOLOGIES, INC.

Solomon Technologies, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), does hereby submit the following Amendments to the Certificate of Incorporation of Solomon Technologies, Inc.:

1.	Article I is amended to read as follows:

“The name of the Corporation is Technipower Systems, Inc.”

2.	Section 1 of Article IV is amended and restated to read as follows:

“The Corporation shall have the authority to issue shares as follows:

1.
500,000,000 shares of Common Stock, par value $.001 per share. Effective as of 7:00 p.m., Eastern Standard Time, on the date this Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each one hundred (100) shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding on the date of this filing (whether certificated or un-certificated) shall, automatically and without the necessity of surrendering any stock certificate for exchange or any other action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation, with any fractional shares (that is, a fraction of a share less than one whole share) being rounded up to the nearest whole integer.”

The foregoing amendment was duly adopted in accordance with the provisions of Sections 211 and 242 of the General Corporation Law of the State of Delaware and shall become effective as of 7:00 p.m., Eastern Standard Time, on the date this Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, Solomon Inc. has caused this Amendment to be executed by a duly authorized officer on this         day of               , 2009.

SOLOMON TECHNOLOGIES, INC.

By:  __________________________________
Name:
Title:

 SOLOMON TECHNOLOGIES, INC.

SPECIAL MEETING OF STOCKHOLDERS
Tuesday, March 24, 2009
1:00 P.M.

14 Commerce Drive
Danbury, CT 06810

PROXY SOLICITED BY BOARD OF DIRECTORS
For a Special Meeting of Stockholders to be Held on March 24, 2009

The undersigned hereby names, constitutes and appoints Peter W. DeVecchis, Jr. and Richard A. Fisher, or either of them acting alone, with full power of substitution, as my true and lawful attorneys and proxies for me and in my place and stead to attend a Special of the Stockholders of Solomon Technologies, Inc. (the "Company") to be held at 1:00 p.m. on Tuesday, March 24, 2009, and at any and all postponements or adjournments thereof, and to vote all the shares of common stock held of record in the name of the undersigned on February 9, 2009, with all the powers that the undersigned would possess if he, she or it were personally present.

In their discretion, the proxies are authorized to vote upon such matters as may properly come before the Special Meeting.

See reverse for voting instructions.

COMPANY #	__________

There are three ways to vote your Proxy

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

1. VOTE BY PHONE—TOLL FREE—[*** *** ****]—QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week until 1:00 a.m. (EST) on Tuesday, March 24, 2009.

•	Please have your proxy card available. Follow the simple prompts.

2. VOTE BY INTERNET—http://www.[                                  ] QUICK *** EASY *** IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week until 1:00 a.m. (EST) on Tuesday, March 24, 2009.

•	Please have your proxy card and available. Follow the simple instructions to obtain your records and create an electronic ballot.

3. VOTE BY MAIL

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote by Phone or Internet, please do not mail your Proxy Card

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1.
Proposal 1—To approve an amendment to the Certificate of Incorporation of Solomon Technologies, Inc. to change the name of the Company from Solomon Technologies, Inc. to Technipower Systems, Inc., or such other name as the Board of Directors of the Company may elect.
☐ For ☐ Against ☐ Abstain

2.
Proposal 2—To approve an amendment to the Certificate of Incorporation of Solomon Technologies, Inc. to effect a one-for-one hundred (1-for-100) reverse stock split of shares of Solomon Technologies, Inc. Common Stock.
☐ For ☐ Against ☐ Abstain

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR BOTH PROPOSALS . THE BOARD OF DIRECTORS RECOMMENDS A VOTE PROPOSALS 1 AND 2.

Address Change? Mark Box Indicate changes below: ☐    I plan to attend the meeting. (Please check) ☐

Date	____________________	, 2009

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Signature(s) in Box
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owners should each sign. When signing as
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